THIRD AMENDMENT TO LISTED FUNDS TRUST
ETF DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement dated July 3, 2024 (the “Agreement”), by and between Listed Funds Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 777 East Wisconsin Avenue, 10th Floor, Milwaukee, Wisconsin 53202 and PINE Distributors, LLC, a Delaware limited liability company (the “Distributor”) with its principal office and place of business at 501 S. Cherry Street, Suite 610, Denver, CO 80246, is entered into as of March 5, 2025 (the “Effective Date”).

WHEREAS, The Trust and the Distributor (collectively the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated list of funds; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PINE Distributors LLC	Listed Funds Trust
By: /s/ Mark Fairbanks	By: /s/ Kacie Briody
Title: President	Title: Assistant Treasurer
Name: Mark Fairbanks	Name: Kacie Briody

ETF Distribution Agreement
EXHIBIT A

Teucrium Agricultural Strategy No K-1 ETF (TILL)
Teucrium No K-1 Corn ETF (KORN)
Teucrium 2x Daily Corn ETF (CXRN)
Teucrium No K-1 Wheat ETF (WHET)
Teucrium 2x Daily Wheat ETF (WXET)
Teucrium No K-1 Sugar ETF (SUGR)
Teucrium 2x Daily Sugar ETF (SXGR)
Teucrium No K-1 Soybean ETF (SYBN)
Teucrium 2x Daily Soybean ETF (SXBN)
Yields for You Strategy A ETF (YFYA)
Yields for You Strategy B ETF (YFYB)
Relative Strength Managed Volatility Strategy ETF (RSMV)
GlacierShares Nasdaq Iceland ETF (GLCR)